INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer U.S. Government Trust:

We consent to the incorporation by reference in the Registration Statement on Form N-14 of Oppenheimer U.S. Government Trust of our report dated July 27, 1995, appearing in the 1995 Annual Report of Oppenheimer U.S.
Government Trust and to the reference to our firm under the heading "Financial Highlights" in Part A of the Registration Statement.




KPMG PEAT MARWICK LLP
/s/ KPMG Peat Marwick LLP

Denver, Colorado
September 20, 1995